Exhibit 99.2

RIVERSTONE NETWORKS POSTS

KEY BANKRUPTCY-RELATED INFORMATION ON WEBSITE

SANTA CLARA, Calif., February 13, 2006, Riverstone Networks, Inc. (RSTN.PK.), announced today that in response to numerous requests for more information concerning the Company’s recent bankruptcy filings and financial condition, it is posting information on its corporate website. The information is located at the following web address: http://www.riverstonenet.com/company/chapter_11.shtml, which will be active by 2:00 p.m. Pacific Time today.

Riverstone Networks Contacts:

Michael Overby

Interim Chief Financial Officer

408-878-6500